  EXHIBIT 99.1

GEE Group Announces Full Forgiveness of $19.9 Million PPP Loans

Zero Debt on Pro forma 2021 Year End Balance Sheet

Jacksonville, FL, December 20, 2021/Accesswire - GEE Group Inc. (NYSE American: JOB), (“the Company” or “GEE Group”), a provider of professional staffing services and human resource solutions, today announced that it has now received full forgiveness on all of its approximately $19.9 million of Small Business Administration (“SBA”) Paycheck Protection Program (“PPP”) loans, which, together with its subsidiaries, were applied for and received through BBVA USA (now PNC Bank, National Association) (“PNC”) in fiscal 2020 pursuant to the Coronavirus Aid, Relief and Economic Security Act (“CARES Act”). The forgiveness included all accrued interest on the PPP loans.

The Company and its subsidiaries previously received PPP loan forgiveness from the SBA of approximately $3.4 million in aggregate principal and approximately $34,000 in aggregate accrued interest in fiscal year 2021, which was accounted for and/or disclosed in GEE Group’s Quarterly Reports on Form 10Q filed with the SEC. On December 14, 2021, the Company and its subsidiaries received notification from PNC that the SBA granted forgiveness of all remaining PPP loans in the aggregate principal amount of approximately $16.5 million plus aggregate accrued interest of approximately $268,000. After giving effect to the aforementioned PPP loan forgiveness, the Company’s pro forma balance sheet as of September 30, 2021 would have reflected zero debt. The financial impact of the most recent PPP loan forgiveness will be reflected in GEE Group’s results for the first quarter ending December 31, 2021.

Derek E. Dewan, Chairman and Chief Executive Officer of GEE Group stated, “We are very pleased to receive the notices of full forgiveness of principal and accrued interest for all of the Company’s outstanding PPP loans. The PPP loans were essential to support our business operations during the pandemic and provide for continuing employment for our employees as well as job opportunities for new hires. We remain thankful for the U.S. government’s foresight in creating the Paycheck Protection Plan Program.”

Dewan further commented, “Later this week, we expect to report outstanding financial results for the fourth quarter and fiscal year ended September 30, 2021. We are very strong financially with approximately $10 million in cash, no outstanding debt and approximately $15 million in availability under our bank ABL credit facility. GEE Group is well positioned to invest in future growth initiatives. The hiring environment and demand for the Company’s services remains strong in the current quarter and we expect to continue to deliver stellar financial results and create additional value for our shareholders.”

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Forward-looking Statements Safe Harbor

In addition to historical information, this press release contains statements relating to possible future events and/or future results (including results of business operations, certain projections, future financial condition, pro forma financial information, and business trends and prospects) that are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended, (the "Exchange Act"), and the Private Securities Litigation Reform Act of 1995 and are subject to the "safe harbor" created by those sections. The statements made in this press release that are not strictly historical facts are forward-looking statements that are predictive in nature and depend upon or refer to future events. Such forward-looking statements often contain, or are prefaced by, words such as "will", "may," "plans," "expects," "anticipates," "projects," "predicts," "pro forma", "estimates," "aims," "believes," "hopes," "potential," "intends," "suggests," "appears," "seeks," or variations of such words or similar words and expressions. Forward-looking statements are no t guarantees of future performance, are based on certain assumptions, and are subject to various known risks and uncertainties, many of which are beyond the Company's control, and cannot be predicted or quantified.  Consequently, as a result these and other factors, the Company's actual results may differ materially from those expressed or implied by such forward-looking statements.

The international pandemic, the "Novel Coronavirus" ("COVID"-19), has been detrimental to and continues to negatively impact and disrupt the Company's business operations. The health outbreak has caused a significant negative effect on the global economy and employment, in general, including the lack of demand for the Company's services which is exacerbated by government and client directed "quarantines", "remote working", "shut-downs" and "social distancing". While incidences of COVID-19 have generally subsided since its initial outbreak, there continue to be signs of the virus, including emergence of variants of the original strain. Therefore, there is no assurance that conditions will continue to improve and could worsen and further negatively impact GEE Group. Certain other factors that might cause the Company's actual results to differ materially from those in the forward-looking statements include, without limitation: (i) the loss, default or bankruptcy of one or more customers; (ii) changes in general, regional, national or international economic conditions; (iii) an act of war or terrorism, industrial accidents, or cyber security breach that disrupts business; (iv) changes in the law and regulations; (v) the effect of liabilities and other claims asserted against the Company including the failure to repay indebtedness or comply with lender covenants including the lack of liquidity to support business operations and the inability to refinance debt, failure to obtain necessary financing or the inability to access the capital markets and/or obtain alternative sources of capital; (vi) changes in the size and nature of the Company's competition; (vii) the loss of one or more key executives; (viii) increased credit risk from customers; (ix) the Company's failure to grow internally or by acquisition or the failure to successfully integrate acquisitions; (x) the Company's failure to improve operating margins and realize cost efficiencies and economies of scale; (xi) the Company's failure to attract, hire and retain quality recruiters, account managers and sales people; (xii) the Company's failure to recruit qualified candidates to provide to clients as temporary workers under contract or for full-time hire; (xiii) the adverse impact of geopolitical events, government mandates, natural disasters or health crises, force majeure occurrences, global pandemics (such as “COVID-19” referred to above), or other harmful viral or non-viral rapidly spreading diseases; and such other factors as set forth under the heading "Forward-Looking Statements" in the Company's annual reports on Form 10-K, its quarterly reports on Form 10-Q and in the Company's other filings with the Securities and Exchange Commission (SEC).

More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company's filings with the SEC. Investors and security holders are urged to read these documents free of charge on the SEC's web site at http://www.sec.gov. The Company is under no obligation to (and expressly disclaims any such obligation to) and does not intend to publicly update, revise, or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Contact:

Kim Thorpe

Chief Financial Officer

904-512-7504

invest@genp.com

Source:  GEE Group Inc.

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